UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2004

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

Effective October 22, 2004, World Health Alternatives, Inc. (the “Company”) closed on a financing transaction with a group of private investors (“Investors”) of up to $11,825,000. The financing consisted of two components: (a) up to $11,825,000 Principal Amount of the Debentures, of which $5,400,000 has been delivered and (b) Warrants registered in the name of each Investor to purchase up to a number of shares of Common Stock equal to 25% of such Investor’s Subscription Amount divided by the Closing Price on October 22, 2004, with an exercise price of 105% of the average of the Company’s five Closing Prices for the five Business Days prior to October 22, 2004.

The Company has the sole right for the first 120 days to redeem the debenture for cash only with no issuance of equity.

The shares of Common Stock underlying the securities sold in this financing transaction will be registered for resale on a Registration Statement to be filed by the Company if such shares are to be issued in accordance with the agreements and the Company has not converted the debenture for cash during the first 120 days. The terms and conditions of such registration are described in the transaction documents and in certain Registration Rights Agreements.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits	Description
4.1	Form of Securities Purchase Agreement between World Health Alternatives, Inc. and Certain Investors, exhibits attached.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President,
Principal Financial Officer
Principal Accounting Officer
Chairman of the Board of Directors,

Date: October 27, 2004

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Exhibit Index

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement between World Health Alternatives, Inc. and Certain Investors, exhibits attached.